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                                                                    Exhibit 21.1

                   Subsidiaries of Dayton Superior Corporation
                   -------------------------------------------


      Name                                        Jurisdiction of Incorporation
      ----                                        -----------------------------
      Concrete Accessories, Inc.                              North Carolina
      Dayton Superior Canada Ltd.                             Ontario
      Dur-O-Wal, Inc.                                         Delaware
      Symons Corporation                                      Delaware


All subsidiaries are wholly-owned, directly or indirectly, by Dayton Superior Corporation.


























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